EXHIBIT 3.1



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                           Articles of Incorporation
                              General Corporation
                              (Pursuant to NRS 78)
                                 State of Nevada

FILED                                   Receipt No.  FY9800020342
in the Office of the                    TERRALL W. CHILCOAT
Secretary of State of the               1ST CLASS ONLY                   10.00
STATE OF NEVADA                         10/08/1997                      175.00
                                        REC'D BY TN    (125)
Oct 08, 1997

DEAN HELLER
Secretary of State
No. C22315-97
                                    ORIGINAL

                       - MUST BE SUBMITTED IN DUPLICATE -
                         TYPE OR PRINT (BLACK INK ONLY)

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1.   NAME OF CORPORATION: GSE GROUP, INC.

2. RESIDENT AGENT: (designated resident agent's STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent: 1ST CLASS ONLY

     Street Address: 1504 HWY #395 N. STE #8-01000 - GARDNERVILLE NEVADA 89410-5273

3.   SHARES: (Total shares authorized to issue): 25,000

     Number of shares with par value: 25,000,000 Par value: $00.001 Number of shares without par value: -0-

4.   GOVERNING BOARD: shall be styled as (check one): XXX Directors ___ Trustees

     The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the name(s) and address(es) are as follows:

     JOHN O. JONES, JR. 1504 #8-00069 MAIN ST - GARDNERVILLE NV 89410-5273

5. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form, it cannot be filed and will be returned to you for correction. Number of pages attached -6-.

6. SIGNATURE OF INCORPORATOR: The name, address and acknowledgment of the incorporator: (Attach additional page if there is more than one
     incorporator.)                             (Signature must be notarized.)

     TERRALL W. CHILCOAT                        {State of Nevada
     1504 #8-00069 MAIN ST -                    {County of Carson
     GARDNERVILLE NY 89410                      This instrument was acknowledged
                                                before me on October 8, 1997

     /s/ Terrall W. Chilcoat                    TERRALL W. CHILCOAT
     -----------------------                    -------------------
     (Signature of incorporator)                (Print name of incorporator)

                                                as incorporator
             [SEAL]
     HOLLY M. PRIMKA                            of GSE GROUP, INC.
     Notary Public, Nevada                      ------------------
             [SEAL]                             (name of the Nevada corporation)

                                                /s/ Holly M. Primka
                                                -------------------
                                                (Signature of Notary Public)

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           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

1. TERRALL W. CHILCOAT - MANAGER OF "1ST CLASS ONLY" hereby accept appointment as Resident Agent for the above named corporation

By: /s/ Terrall W. Chilcoat                     97-10-07
---------------------------                     --------
Signature of person authorized to sign          Date
the Certificate of Acceptance of Appointment

                            Articles of Incorporation

                                       of

                                 GSE GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That I, TERRALL W. CHILCOAT, the incorporator, do hereby torn a corporation under the laws of the State of Nevada relating to general corporations.

     I do hereby certify:

FIRST:    That the name of the Corporation is:

                                 GSE GROUP, INC.

SECOND: That the registered office and the statutory address of this Corporation is to be located at 1504 Hwy # 395 N. Suite #8-01000, Gardnerville, Douglas County, Nevada, although the Corporation may maintain an office or offices in places, towns and cities within or without the State of Nevada as the duly elected and qualified Board of Directors may, from time to time, determined or as may be designated by the Bylaws of this Corporation.

THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, except banking, insurance, gaming and engineering unless approved by the appropriate licensing bodies of the State of Nevada, although including but not 1imited to the following;

          (a) Shall have all rights, privileges and powers as may be conferred upon corporations by any existing law, and may at any time exercise those rights, privileges and powers, when not inconsistant with the purposes and objects for which this corporation is formed. It is the intention that the objects, purposes and powers specified herein shall be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Articles of Incorporation, but that the objects, purposes and powers specified in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

          (b) Shall have the power to have succession by its corporate name for the period limited in its Articles of Incorporation, and when no period is limited or specified, to exist in perpetuity or until it dissolves itself or is dissolved and its affairs wound up according to law.

          (c) Shall have the power to sue and be sued, complain and defend, in its name, in any court of law or equity.

                                     PAGE #1

          (d) Shall have the power to make legal and binding contracts with whomever it wishes as directed by the Board of Directors.

          (e) Shall have the power to hold, purchase and convey real and personal estate and to mortgage or lease said real and personal estate with its franchises, including the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

          (f) Shall have the power to appoint all officers and agents as the affairs of this Corporation shall require, and to allow them suitable compensation as established in the Bylaws.

          (g) Shall have the power to make Bylaws not inconsistent with the constitution or laws of the United States, or the State of Nevada, for the management regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

          (h) Shall have the power to adopt and use a common seal or stamp and alter the same at its pleasure. The use of a seal or stamp by this Corporation on any corporate documents is not necessary or required. The Corporation may use a seal or stamp, if it desires, although said use or nonuse shall not in any way affect the legality of its documents.

          (i) Shall have the power to borrow or lend money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, to draw, make, accept, endorse, negotiate, discount, buy, sell, deal in, execute or issue bonds, promissory notes, bills of exchange, warrants, debentures, negotiable or transferable instruments and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object or purpose of its incorporation.

          (j) Shall have the power to own, use, employ, guarantee, convey, lease, exchange, purchase, hold, receive, take, sell, assign, barter, trade, endorse, discount, lend, transfer, subscribe for or otherwise acquire, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government, and in further, while owners of said stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any voting privileges exist.

                                     PAGE #2

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          (k) Shall have the power and use thereof, of its capital, further the objects of this Corporation and to purchase, hold, sell and transfer shares of its own capital stock, known as "treasury shares", either directly or indirectly, by the Corporation or a wholly owned subsidiary of the Corporation, so long as aforementioned purchase does not impair the corporate capital to the detriment of the stockholders and creditors if any creditors exist, except that shares of its own stock belonging to the Corporation must not be voted upon, directly or indirectly, nor counted as outstanding shares for any purpose, to compute any stockholders' quorum or vote, nor participate in distributions or as assets for the purpose of computing the amount available for distributions, or the purchase of shares issued by this Corporation. Unless the Articles of Incorporation provide otherwise, treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the Articles of Incorporation or may be disposed of for any consideration as the Board of Directors may determine.

          (1) Shall have the power to conduct business, have one or more offices for said purposes, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries allowed by law.

          (m) Shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Articles of Incorporation or Bylaws, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of this Corporation, or any amendment thereof.

          (n) Sha1l have the power to make donations for the public good and, welfare, or for charitable, scientific advancement or educational purposes and to use these donations for taxable deductions.

          (o) Shall have the power to enter into partnerships, limited or general, or joint ventures, in connection with any lawful activities.

          (p) Shall be recognized as a legal entity beyond the limits of this state and that, subject to any reasonable requirement of registration, any business or activities transacted outside this state be granted protection of full faith and credit under Section 1 of Article IV of the Constitution of the United States.


Fourth: No stockholder shall be entitled as a preemptive right to subscribe for or receive additional or unissued shares of any class, of stock of this Corporation, or any bonds, debentures or securities convertible

                                     PAGE #3

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          into stock, although any stated additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to those persons and on those terms as in its discretion it shall deem advisable. That the total number of common stock authorized that may be issued by this Corporation is TWENTY
          FIVE MILLION (25,000,000) shares of stock with a nominal or par value of ONE TENTH OF ONE CENT)($00.00l) per share of stock and no other class of stock shall be authorized without amendment to the Articles of Incorporation by the Board of Directors. Said shares of stock may be issued by the Corporation, from time to time, for any stated considerations as may be fixed by the Board of Directors, although before the Corporation may issue shares of stock the Board of Directors must determine that the consideration received or to be received for the shares of stock to be issued is adequate. The judgement of the Board of Directors as to the adequacy of the consideration received for the shares of stock issued is conclusive in the absence of actual fraud in the transaction.

 FIFTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation and shall have full entitlement to receive the net assets of this Corporation upon dissolution.

 SIXTH: The governing board of this Corporation shall be known as directors and shall be natural persons who are at least eighteen (18) years of age and the number of directors may, from time to time, be increased or decreased in any stated manner as shall be provided by the Bylaws of this Corporation providing that the number of directors shall not be reduced to less than one (1). The Board of Directors sha11 have fu11 control over the affairs of the Corporation subject on1y to any and all limitations as may be provided by statute, these Articles of Incorporation and Bylaws. The name and post office address of the first members of the Board of Directors, until the first annual meeting of stockholders an4 their successors are elected and qualify, shall be ONE (1) in number and listed as follows:


NAME                             POST OFFICE ADDRESS
JOHN O. JONES                    1504 #8-00069 Main St.
                                 Gardnervil1e, Nevada 89410-5273

SEVENTH: The powers of the Incorporator are to terminate after the first Board of Directors meeting. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:


                                     PAGE #4

 NAME                            POST OFFICE ADDRESS:
 TERRALL W. CHILCOAT             1504 #8-00069 Main St.
                                 Gardnerville, Nevada 89410-5273


 EIGHT:   The resident agent for this Corporation ~ha1l be;

                                 1ST CLASS ONLY

          The address of said agent in the State of Nevada is;

                      1504 Highway 1395 N. Suite 18--01000
                        Gardnerville, Nevada 89410--5273

NINETH:   The Corporation is to have perpetual existence.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: (a) subject to the Bylaws, if any have been adopted by the stockholders, if none be made, to make, alter or amend the Bylaws of this Corporation for the regulation of the internal affairs of this Corporation subject to the approval of the stockholders.

          (b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

          (c) By resolution passed by majority of the whole Board of Directors, to designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, and may have additional committee members who are natural persons, although not directors, and must be approved by the Board of Directors, which, to the extent provided in the resolution, or in the Bylaws of this Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The aforementioned committee, or committees shall have any and all names, or name, as may be stated in the Bylaws of this Corporation, or as may be determined, from time to time, by resolution adopted by the Board of Directors.

          (d) When and as authorized by the affirmative vote of the stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any so stated meeting to sell, 1ease or exchange all, or any part, of the property and assets of this Corporation, including its good will and it's corporate franchises, upon any and all terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

                                     PAGE #5

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ELEVENTH: No director or officer of this Corporation shall be personally liable to this Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any said director or officer; provided, however, that the foregoinq provision shall not eliminate or limit the liability of said director or officer (i) for acts or acts of omission which involve intentional misconduct, fraud or a knowing violation of the law, or
          (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of any director or officer of this Corporation for acts or acts of omissions prior to aforesaid repeal or modification.

TWELFTH: This Corporation, upon any and all terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation, reserves the right to amend, alter, change or repeal, in any manner, any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEEN: Whenever possible, each provision of these Articles of Incorporation shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of these Articles of Incorporation shall be held to be prohibited by or invalid under any law, it shall be deemed modified to conform to the minimum requirements of said law or if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of said prohibition or invalidity without the remainder thereof or any other said provision of these Articles of Incorporation being prohibited or inva1id.

                                     PAGE #6
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                            Certificate of Amendment
                           Articles of Incorporation    Receipt No. FY9800022731
                             (Pursuant to NRS 78)       KADING COMPANIES, S.A.
                               State of Nevada          10/21/1997        125.00
                                                        REC'D BY TN
                    (Before Payment of Capital or Issuance)

FILED
in the Office of the
Secretary of State of the
STATE OF NEVADA

Oct 20, 1997

DEAN HELLER
Secretary of State
No. C22315-97
                                    ORIGINAL

                       - MUST BE SUBMITTED IN DUPLICATE -
                         TYPE OR PRINT (BLACK INK ONLY)

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1.   NAME OF CORPORATION: GSE GROUP, INC.

2.   Registration number with the State of Nevada: C22315-1997 Filing date:
     10/08/97

3. I the undersigned TERRALL W. CHILCOAT as the only Incorporator of the corporate entity registered as GSE GROUP, INC.

     do hereby certify that:

4. They constitute at least two-thirds of the original incorporators or of the directors of said Nevada corporation.

5. The original Articles were filed in the Office of the Secretary of State on 10/08/97

6. As of the date of this certificate, no stork of the corporation has been issued.

7. They hereby adopt the following amendments to the articles of incorporation of this corporation:

     Article I is hereby amended to read as follows:

     FIRST: That the name of the Corporation is:

                          GLOBAL STOCK EXCHANGE CORP.

8. OTHER MATTERS This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. Number of pages attached -0-.

9. SIGNATURES OF OFFICERS: The names and acknowledged signatures of tow officers of the above named corporation:
                                               (Signatures must be notarized.)

     TERRALL W. CHILCOAT                       {State of Nevada
     Name of Incorporator or Director          {County of Carson
                                               This instrument was acknowledged
     TERRALL W. CHILCOAT                       before me on October 20, 1997, by
     -----------------------
     (Name of Second Incorporator or Director)  /s/ TERRALL W. CHILCOAT
                                                -----------------------
     /s/ TERRALL W. CHILCOAT
    ------------------------
    (Signature of Incorporator or Director)

                                                as officers
             [SEAL]
     HOLLY M. PRIMKA                            of GSE GROUP, INC.
     Notary Public, Nevada                      ------------------
             [SEAL]                             (name of the Nevada corporation)

                                                /s/ Holly M. Primka
                                                -------------------
                                                (Signature of Notary Public)

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


[SEAL]  DEAN HELLER                  Certificate of                 FILED
        Secretary of State             Amendment            IN THE OFFICE OF THE
                              (Pursuant to NRS 78.385 and    SECRETARY OF STATE
101 North Carson Street, Suite 3 78.390)                           OF THE
Carson City, Nevada 88701-4788                                 STATE OF NEVADA
(775) 884 5708
                                                                APR 18 2000
                                                               No. C22315-97
                                                                DEAN HELLER
                                                             Secretary of State

          Important: Read attached instructions before completing form
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)
                             - Remit in Duplicate -

1. Name of corporation: Global Stock Exchange Corp.

2. The articles have been amended as follows (provide article numbers, if available):

The Board of Directors of said corporation at a meeting duly convened, held on the 29th day of March 2000, adopted a resolution to amend the original Articles as follows:

     Article One is hereby amended to read as follows:

First: That the name of the Corporation is: JONING CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 90%. *

4. Signatures Required


Signature on file                                   Signature on file
---------------------------                         ----------------------------
President or Vice President            and          Secretary or Asst. Secretary

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected